Exhibit 10.1
FORM OF
TRANSITION SERVICES AGREEMENT
BETWEEN
PRIDE INTERNATIONAL, INC.
(as service provider)
and
SEAHAWK DRILLING, INC.
(as service receiver)
Dated [__________]

i

Section 11.5	Amendment	11
Section 11.6	Waiver	11
Section 11.7	Severability	11
Section 11.8	Counterparts	11
Section 11.9	Governing Law	12
Section 11.10	Relationship of Parties	12
Section 11.11	Further Assurances	12
Section 11.12	Regulations	12
Section 11.13	Survival	12
Section 11.14	English Language Governs	12
Section 11.15	Effect if Separation does not Occur	12

Schedules

Schedule A	Accounting
Schedule B	Carmen Yard Facility
Schedule C	Hotline
Schedule D	Human Resources
Schedule E	Information Technology
Schedule F	Outstanding Purchase Orders
Schedule G	Treasury

ii

TRANSITION SERVICES AGREEMENT
          This TRANSITION SERVICES AGREEMENT (together with the Schedules hereto, this “Agreement”) is entered into as of [___], 2009, by and between Pride International, Inc., a Delaware corporation (“Pride”), and Seahawk Drilling, Inc., a Delaware corporation (“Seahawk”).
          WHEREAS, the Board of Directors of Pride has determined that it would be appropriate and desirable for Pride to distribute (the “Distribution”) on a pro rata basis to the holders of outstanding shares of common stock, par value $.01 per share, of Pride all of the outstanding shares of common stock, par value $.01 per share, of Seahawk owned by Pride;
          WHEREAS, in order to effectuate the foregoing, Pride and Seahawk have entered into a Master Separation Agreement, dated as of the date hereof (the “Separation Agreement”), which provides, among other things, upon the terms and subject to the conditions thereof, for the separation of the respective businesses of Pride and Seahawk and the Distribution, and the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the foregoing; and
          WHEREAS, in order to provide for an orderly transition under the Separation Agreement, it will be advisable for Pride, through members of the Pride Group, to provide to Seahawk certain services described herein for a transitional period.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Separation Agreement:
          “Agreement” has the meaning set forth in the preamble.
          “Force Majeure Event” has the meaning set forth in Section 10.1.
          “Pride” has the meaning set forth in the preamble.
          “Schedules” means Schedules A through G attached hereto.
          “Seahawk” has the meaning set forth in the preamble.
          “Separation Agreement” has the meaning set forth in the recitals.

          “Service Coordinator” has the meaning set forth in Section 2.2.
          “Services” has the meaning set forth in Section 2.1(a).
          “Tax” has the meaning set forth in Section 4.4.
ARTICLE II
SERVICES
          Section 2.1 Services.
     (a) Upon the terms and subject to the conditions of this Agreement, Pride, acting directly and/or through its Affiliates and their respective employees, agents, contractors or independent third parties designated by any of them, agrees to use commercially reasonable efforts to provide or to cause to be provided services to the Seahawk Group as set forth in the Schedules (such services are collectively referred to herein as the “Services”).
     (b) At all times during the performance of the Services, all Persons performing such Services (including agents, temporary employees, independent third parties and consultants) shall be construed as being independent from the Seahawk Group, and such Persons shall not be considered or deemed to be employees of any member of the Seahawk Group nor entitled to any employee benefits of Seahawk as a result of this Agreement. The responsibility of such Persons is to perform the Services in accordance with this Agreement and, as necessary, to advise the applicable member of the Seahawk Group in connection therewith, and such Persons shall not be responsible for decision-making on behalf of any member of the Seahawk Group. Such Persons shall not be required to report to management of any member of the Seahawk Group nor be deemed to be under the management or direction of any member of the Seahawk Group. Seahawk acknowledges and agrees that, except as may be expressly set forth herein as a Service or otherwise expressly set forth in the Separation Agreement, an Ancillary Agreement or other binding definitive agreement, no member of the Pride Group shall be obligated to provide, or cause to be provided, any service or goods to any member of the Seahawk Group.
     (c) Pride and members of the Pride Group shall not be required to perform Services hereunder or take any actions relating thereto that conflict with or violate any applicable law, contract, license, authorization, certification or permit or Pride’s Code of Business Conduct and Ethical Practices or other governance policies, as they may be amended from time to time; provided, however, that Pride shall use reasonable efforts to avoid or remove any such conflict or violation.
          Section 2.2 Service Coordinators. Each party will nominate in writing a representative to act as the primary contact with respect to the provision of the Services and the resolution of disputes under this Agreement (each such person, a “Service Coordinator”). The initial Service Coordinators shall be [___] and [___] (or their designated delegates) for each of

Pride and Seahawk. Unless Pride and Seahawk otherwise agree in writing, Pride and Seahawk agree that all notices and communications relating to this Agreement other than those day-to-day communications and billings relating to the actual provision of the Services shall be directed to the Service Coordinators in accordance with Section 11.2 hereof. The Service Coordinators shall meet as expeditiously as possible to resolve any dispute hereunder.
          Section 2.3 Third Party Services. Pride shall have the right to hire third party subcontractors to provide all or part of any Service hereunder; provided that Pride shall give notice to Seahawk of its intent to subcontract any portion of the Services and Seahawk shall have five days (or such lesser period set forth in the notice as may be practicable in the event of exigent circumstances) to determine, in its sole discretion, whether to permit such subcontracting or whether to cancel such Service in accordance with Article VI hereof. If Seahawk opts to cancel a Service pursuant to the immediately preceding sentence, it shall not be liable to Pride pursuant to Section 6.1 for any costs or expenses Pride or any member of the Pride Group remains obligated to pay to the third party subcontractor identified in the notice provided by Pride as described above. Pride shall not be required to give notice of its intent to subcontract Services to any party listed on Exhibit 2.3 hereto, nor shall Seahawk have any right to cancel any Service subcontracted to any such listed party.
          Section 2.4 Standard of Performance; Limitation of Liability.
     (a) The Services to be provided hereunder shall be performed with the same general degree of care, at the same general level and at the same general degree of accuracy and responsiveness, as when performed within the Pride organization prior to the date of this Agreement. It is understood and agreed that Pride and the members of the Pride Group are not professional providers of the types of services included in the Services and that Pride personnel performing Services have other responsibilities and will not be dedicated full-time to performing Services hereunder.
     (b) In the event Pride or any member of the Pride Group fails to provide, or cause to be provided, the Services in accordance with the standard of service set forth in Section 2.4(a) or Section 2.4(c), the sole and exclusive remedy of Seahawk shall be, at Seahawk’s sole discretion, within 90 days from the date that Pride or such member of the Pride Group first fails to provide such Service, to not pay for such Service; provided that in the event Pride defaults in the manner described in clause (ii) of Article VII, Seahawk shall have the further rights set forth in Article VII.
     (c) EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2.4, NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, IMPLIED OR EXPRESSED, ARE MADE BY PRIDE OR ANY MEMBER OF THE PRIDE GROUP WITH RESPECT TO THE SERVICES UNDER THIS AGREEMENT AND ALL SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY WAIVED AND DISCLAIMED. SEAHAWK HEREBY EXPRESSLY WAIVES ANY RIGHT SEAHAWK OR ANY MEMBER OF THE SEAHAWK GROUP MAY OTHERWISE HAVE FOR ANY LOSSES, TO ENFORCE SPECIFIC PERFORMANCE OR TO PURSUE ANY OTHER REMEDY AVAILABLE IN CONTRACT, AT LAW OR IN EQUITY IN THE EVENT OF ANY NON-PERFORMANCE, INADEQUATE

PERFORMANCE, FAULTY PERFORMANCE OR OTHER FAILURE OR BREACH BY PRIDE OR ANY MEMBER OF THE PRIDE GROUP UNDER OR RELATING TO THIS AGREEMENT, NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OF PRIDE OR ANY MEMBER OF THE PRIDE GROUP OR ANY THIRD PARTY SERVICE PROVIDER AND WHETHER DAMAGES ARE ASSERTED IN CONTRACT OR TORT, UNDER FEDERAL, STATE OR NON U.S. LAWS OR OTHER STATUTE OR OTHERWISE; PROVIDED, HOWEVER, THAT THE FOREGOING WAIVER SHALL NOT EXTEND TO COVER, AND PRIDE SHALL BE RESPONSIBLE FOR, SUCH LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF PRIDE OR ANY MEMBER OF THE PRIDE GROUP. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE PRIDE GROUP BE LIABLE TO THE SEAHAWK GROUP WITH RESPECT TO CLAIMS ARISING OUT OF THIS AGREEMENT FOR AMOUNTS IN THE AGGREGATE EXCEEDING THE AGGREGATE SERVICE CHARGES PAID HEREUNDER BY THE SEAHAWK GROUP.
          Section 2.5 Service Boundaries and Scope. Except as provided in a Schedule for a specific Service: (a) Pride shall be required to provide, or cause to be provided, the Services only at the locations such Services are being provided by any member of the Pride Group for any member of the Seahawk Group immediately prior to the Distribution Date; and (b) the Services shall be available only for purposes of conducting the business of the Seahawk Group substantially in the manner it was conducted immediately prior to the Distribution Date. Except as provided in a Schedule for a specific Service, in providing, or causing to be provided, the Services, Pride shall not be obligated to: (i) maintain the employment of any specific employee or hire additional employees; (ii) purchase, lease or license any additional equipment (including computer equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property) or software; (iii) make modifications to its existing systems or software; (iv) provide any member of the Seahawk Group with access to any systems or software other than those to which it has authorized access immediately prior to the Distribution Date; or (v) pay any costs related to the transfer or conversion of data of any member of the Seahawk Group.
          Section 2.6 Cooperation. Pride and Seahawk shall cooperate with one another and provide such further assistance as the other party may reasonably request in connection with the provision of Services hereunder.
          Section 2.7 Transitional Nature of Services; Changes. Subject to Sections 2.3 and 2.4, the parties acknowledge the transitional nature of the Services and that Pride may make changes from time to time in the manner of performing the Services.
          Section 2.8 Access. During the term of this Agreement and for so long as any Services are being provided to Seahawk by Pride, Seahawk will provide Pride and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to Seahawk and its employees, representatives, facilities and books and records as Pride and its representatives may reasonably be required in order to perform such Services.

ARTICLE III
SERVICE CHARGES
          Section 3.1 Compensation. Subject to the specific terms of this Agreement, the compensation to be received by Pride for each Service provided hereunder will be the fees set forth on the Schedule relating to the particular Service, subject to any escalation provided for on such Schedule. In consideration for the provision of a Service, each member of the Seahawk Group receiving such Service shall pay to Pride or, at the election of Pride, the member of the Pride Group providing such Service, the applicable fee for such Service as set forth on the attached Schedules.
ARTICLE IV
PAYMENT
          Section 4.1 Payment. Except as otherwise provided in a Schedule for a specific Service, charges for Services shall be invoiced monthly by Pride or, at its option, the member of the Pride Group providing the Service. Except as otherwise provided in a Schedule for a specific Service, Seahawk shall make the corresponding payment no later than 30 days after receipt of the invoice. Each invoice shall be directed to the Seahawk Service Coordinator or such other person designated in writing from time to time by such Service Coordinator. The invoice shall set forth in reasonable detail the invoice amount for the Services rendered for the period covered by such invoice. Interest will accrue on any unpaid amounts at ten percent (10%) per annum (compounded monthly) or, if less, the maximum non-usurious rate of interest permitted by applicable law, until such amounts, together with all accrued and unpaid interest thereon, are paid in full. All timely payments under this Agreement shall be made without early payment discount. Any preexisting obligation to make payment for Services provided hereunder shall survive the termination of this Agreement.
          Section 4.2 Payment Disputes. Seahawk may object to any amounts for any Service at any time before, at the time of, or after payment is made, provided such objection is made in writing to Pride within 30 days following the date of the disputed invoice. Seahawk shall timely pay the disputed items in full while resolution of the dispute is pending; provided, however, that Pride shall pay interest at a rate of five percent (5%) per annum (compounded monthly) on any amounts it is required to return to Seahawk upon resolution of the dispute. Payment of any amount shall not constitute approval thereof. The Service Coordinators shall meet as expeditiously as possible to resolve any dispute. Neither party (or any member of its respective Group) shall have a right of set-off against the other party (or any member of its respective Group) for billed amounts hereunder. Upon written request, Pride will provide to Seahawk reasonable detail and support documentation to permit Seahawk to verify the accuracy of an invoice.
          Section 4.3 Error Correction. Pride shall make adjustments to charges as required to reflect the discovery of errors or omissions in charges.
          Section 4.4 Taxes. All transfer taxes, excises, fees or other charges (including value added, sales, use or receipts taxes, but not including a tax on or measured by the income, net or gross revenues, business activity or capital of a member of the Pride Group), or any increase therein, now or hereafter imposed directly or indirectly by law upon any fees paid hereunder for Services, which a member of the Pride Group is required to pay or incur in connection with the provision of Services hereunder (“Tax”), shall be passed on to Seahawk as an explicit surcharge and shall be paid by Seahawk in addition to any Service fee payment, whether included in the applicable Service fee payment, or added retroactively. If Seahawk submits to Pride a timely and valid resale or other exemption certificate acceptable to Pride and sufficient to support the exemption from Tax, then such Tax will not be added to the Service fee payable pursuant to Article III; provided, however, that if a member of the Pride Group is ever required to pay such Tax, Seahawk will promptly reimburse Pride for such Tax, including any interest, penalties and attorney’s fees related thereto. The parties will cooperate to minimize the imposition of any Taxes.
          Section 4.5 Records. Pride shall maintain true and correct records of all receipts, invoices, reports and such other documents relating to the Services hereunder in accordance with its standard accounting practices and procedures, consistently applied. Without limiting the generality of the foregoing, Pride’s accounting records shall be maintained in sufficient detail to enable an auditor to verify the accuracy, completeness and appropriateness of the charges for the Services hereunder. Pride shall retain such accounting records and make them available to Seahawk’s authorized representatives and auditors for a period of not less than two years from the close of each fiscal year of Pride; provided, however, that Pride may, at its option, transfer such accounting records to Seahawk upon termination of this Agreement.
ARTICLE V
TERM
          Term. Subject to Articles VI and VII, the Pride Group shall provide the specific Services to the Seahawk Group pursuant to this Agreement for the time period set forth on the Schedule relating to the specific Service. In accordance with the Separation Agreement and Article VI of this Agreement, except as otherwise provided in a Schedule for a specific Service, Seahawk shall undertake to provide to itself and members of the Seahawk Group, and to terminate as soon as reasonably practicable, the Services provided to the Seahawk Group hereunder. Except as otherwise expressly agreed or unless sooner terminated, this Agreement shall commence upon the Distribution Date and shall continue in full force and effect between the parties for so long as any Service set forth in any Schedule hereto is being provided to Seahawk or members of the Seahawk Group and this Agreement shall terminate upon the cessation of all Services provided hereunder.
ARTICLE VI
DISCONTINUATION OF SERVICES
          Section 6.1 Discontinuation of Services. Unless otherwise provided in the relevant Schedule for a particular Service, at any time after the Distribution Date, Seahawk may, without cause and in accordance with the terms and conditions hereunder and the Separation Agreement, request the discontinuation of one or more specific Services by giving Pride at least 30 days’ prior written notice. Seahawk shall be liable to Pride for all costs and expenses Pride or any member of the Pride Group remains obligated to pay in connection with any discontinued

Service or Services, except in the case of a Service terminated by Seahawk pursuant to clause (ii) of Article VII; provided, however, that in no event shall Seahawk cease to be responsible for [the payment of software maintenance costs as described in Section A of Schedule E hereto]. The parties shall cooperate as reasonably required to effectuate an orderly and systematic transfer to the Seahawk Group of all of the duties and obligations previously performed by Pride or a member of the Pride Group under this Agreement.
          Section 6.2 Procedures Upon Discontinuation or Termination of Services. Upon the discontinuation or termination of a Service hereunder, this Agreement shall be of no further force and effect with respect to such Service, except as otherwise provided in a Schedule for a specific Service and except as to obligations accrued prior to the date of discontinuation or termination; provided, however, that Articles I, IV, VIII, IX and XI of this Agreement shall survive such discontinuation or termination. Each party and the applicable member(s) of its respective Group shall, within 60 days after discontinuation or termination of a Service, to the extent reasonably practicable, deliver to the other party and the applicable member(s) of its respective Group originals of all books, records, contracts, receipts for deposits and all other papers or documents in its possession which pertain exclusively to the business of the other party and relate to such Service; provided that a party may retain copies of material provided to the other party pursuant to this Section 6.2 as it deems necessary or appropriate in connection with its financial reporting obligations or internal control practices and policies.
ARTICLE VII
DEFAULT
          Termination for Default. In the event (i) of a failure of Seahawk to pay for Services in accordance with the terms of this Agreement, or (ii) any party shall default, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement, then (1) if the non-defaulting party is Pride, Pride shall have the right, at its sole discretion, to immediately terminate this Agreement, and (2) if the non-defaulting party is Seahawk, Seahawk shall have the right, at its sole discretion, to immediately terminate the Service with respect to which the default occurred, in either case if the defaulting party has failed to cure the default within 30 days of receipt of the written notice of such default. Seahawk’s right to terminate this Agreement pursuant to this Article VII and the rights set forth in Section 2.4 shall constitute Seahawk’s sole and exclusive rights and remedies for a breach by Pride hereunder (including any breach caused by an Affiliate of Pride or other third party providing a Service hereunder).
ARTICLE VIII
INDEMNIFICATION AND WAIVER
          Section 8.1 Waiver of Consequential Damages. NEITHER PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL, INDIRECT, REMOTE, SPECULATIVE, SPECIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOST PROFITS UNDER ANY THEORY, ARISING OUT OF ACTIVITIES OR OBLIGATIONS UNDER OR RELATED TO THIS AGREEMENT,

REGARDLESS OF THE ACTS, OMISSIONS, NEGLIGENCE OR FAULT OF ANY PERSON; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THIS AGREEMENT, THE SEPARATION AGREEMENT OR ANY ANCILLARY AGREEMENT.
          Section 8.2 Services Received. Seahawk hereby acknowledges and agrees that:
     (a) the Services to be provided hereunder are subject to and limited by the provisions of Section 2.4, Article VII and the other provisions hereof, including the limitation of remedies available to Seahawk that restricts available remedies resulting from a Service not provided in accordance with the terms hereof to non-payment and, in certain limited circumstances, the right to terminate this Agreement;
     (b) the Services are being provided solely to facilitate the transition of Seahawk to a separate company as a result of the Distribution, and Pride and its Affiliates do not provide any such Services to non-Affiliates;
     (c) it is not the intent of Pride and the other members of the Pride Group to render, nor of Seahawk and the other members of the Seahawk Group to receive from Pride and the other members of the Pride Group, professional advice or opinions, whether with regard to tax, legal, treasury, finance, employment or other business and financial matters, or technical advice, whether with regard to information technology or other matters; Seahawk shall not rely on, or construe, any Service rendered by or on behalf of Pride as such professional advice or opinions or technical advice; and Seahawk shall seek all third party professional advice and opinions or technical advice as it may desire or need, and in any event Seahawk shall be responsible for and assume all risks associated with the Services, except to the limited extent set forth in Section 2.4 and Article VII;
     (d) with respect to any software or documentation within the Services, Seahawk shall use such software and documentation internally and for their intended purpose only, shall not distribute, publish, transfer, sublicense or in any manner make such software or documentation available to other organizations or persons, and shall not act as a service bureau or consultant in connection with such software; and
     (e) a material inducement to Pride’s agreement to provide the Services is the limitation of liability and the release provided by Seahawk in this Agreement.
          ACCORDINGLY, EXCEPT WITH REGARD TO THE LIMITED REMEDIES EXPRESSLY SET FORTH HEREIN, SEAHAWK SHALL ASSUME ALL LIABILITY FOR AND SHALL FURTHER RELEASE, DEFEND, INDEMNIFY AND HOLD PRIDE, ANY MEMBER OF THE PRIDE GROUP AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS AND AGENTS (ALL AS INDEMNIFIED PARTIES) FREE AND HARMLESS FROM AND AGAINST ALL LOSSES RESULTING FROM, ARISING UNDER OR RELATED TO THE SERVICES, HOWSOEVER ARISING AND WHETHER OR NOT CAUSED BY THE NEGLIGENCE OF PRIDE, ANY MEMBER OF THE PRIDE GROUP OR

ANY THIRD PARTY SERVICE PROVIDER, OTHER THAN THOSE LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF PRIDE OR ANY MEMBER OF THE PRIDE GROUP.
          Section 8.3 Express Negligence. THE INDEMNITY, RELEASES AND LIMITATIONS OF LIABILITY IN THIS AGREEMENT (INCLUDING ARTICLES II AND VIII) ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.
ARTICLE IX
CONFIDENTIALITY
          Confidentiality. Seahawk and Pride each acknowledge and agree that the terms of Section 6.11 of the Separation Agreement shall apply to information, documents, plans and other data made available or disclosed by one party to the other in connection with this Agreement. Seahawk and Pride each acknowledge and agree that any third party Information (to the extent such Information does not constitute Pride Books and Records) provided by any member of the Seahawk Group to any member of the Pride Group after the Distribution Date in connection with the provision of the Services by any member of the Pride Group, or generated, maintained or held in connection with the provision of the Services by any member of the Pride Group after the Distribution Date, in each case that primarily relates to the Seahawk Business, the Seahawk Assets, or the Seahawk Liabilities, shall not be considered Privileged Information of Pride or Confidential Information of Pride.
ARTICLE X
FORCE MAJEURE
          Section 10.1 Performance Excused. Continued performance of a Service may be suspended immediately to the extent caused by any event or condition beyond the reasonable control of the party suspending such performance (and not involving any willful misconduct or gross negligence of such party), including, but not limited to, acts of God, fire, labor or trade disturbance, war, terrorism, civil commotion, compliance in good faith with any law (whether or not it later proves to be invalid), unavailability of materials or unusually bad weather (a “Force Majeure Event”).
          Section 10.2 Notice. The party claiming suspension due to a Force Majeure Event will give prompt notice to the other of the occurrence of the Force Majeure Event giving rise to the suspension and of its nature and anticipated duration; provided, however, that such party shall use its commercially reasonable efforts to avoid or remove such causes of nonperformance and shall proceed as promptly as practicable with the performance of its obligations under this Agreement whenever such causes are removed or cease.

          Section 10.3 Cooperation. Upon the occurrence of a Force Majeure Event, the parties shall cooperate with each other to find alternative means and methods for the provision of the suspended Service.
ARTICLE XI
MISCELLANEOUS
          Section 11.1 Construction Rules. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (i) all references to days or months shall be deemed references to calendar days or months and (ii) any reference to a “Section,” “Article,” “Exhibit” or “Schedule” shall be deemed to refer to a section or article of this Agreement or an exhibit or schedule to this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
          Section 11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) a transmitter’s confirmation of a receipt of a facsimile transmission, (ii) an electronic mail transmission, receipt verified, to an electronic mail address provided by the receiving party to the sending party for the purpose of receiving such notices, (iii) confirmed delivery of a standard overnight courier or when delivered by hand or (iv) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):
          If to Pride, to:
Pride International, Inc.
Attention: _________
5847 San Felipe, Suite 3300
Houston, Texas 77057
Facsimile: (713) _________
If to Seahawk, to:
Seahawk Drilling, Inc.
Attention: _________
5847 San Felipe, Suite 1600
Houston, Texas 77057
Facsimile: (713) _________

          Section 11.3 Assignment, Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or delegated by Seahawk or Pride (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that the foregoing shall in no way restrict the performance of a Service by an Affiliate of Pride or a third party as otherwise allowed hereunder.
          Section 11.4 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Seahawk, members of the Seahawk Group, Pride and any member of the Pride Group or other Person providing Services hereunder or their respective successors or permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (except as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.
          Section 11.5 Amendment. No amendments, additions to, alterations, modifications or waivers of all or any part of this Agreement shall be of any effect, whether by course of dealing or otherwise, unless explicitly set forth in writing and executed by both parties hereto. Except as expressly provided otherwise in this Agreement, if the provisions of this Agreement and the provisions of any purchase order or order acknowledgment written in connection with this Agreement conflict, the provisions of this Agreement shall prevail.
          Section 11.6 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The failure of any party to require performance of any provision of this Agreement shall not affect any party’s right to full performance thereof at any time thereafter. Unless otherwise specified herein, the rights and remedies provided in this Agreement are cumulative and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.
          Section 11.7 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of Seahawk and Pride that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving the original intent and economic balance of the parties as reflected in the severed provision or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same economic objective.
          Section 11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement binding on Seahawk and Pride.

          Section 11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without giving effect to the conflicts of law principles thereof except to the extent that, pursuant to the applicable laws of the location in which any Service is performed, the local laws of such location are mandatorily applicable thereto, in which case, and to such extent, the laws of such location shall apply.
          Section 11.10 Relationship of Parties. This Agreement does not create a fiduciary relationship, partnership, joint venture or relationship of trust or agency between the parties.
          Section 11.11 Further Assurances. From time to time, each party agrees to execute and deliver such additional documents, and will provide such additional information and assistance as any party may reasonably require to carry out the terms of this Agreement.
          Section 11.12 Regulations. All employees of Pride and the members of the Pride Group shall, when on the property of Seahawk, conform to the rules and regulations of Seahawk concerning safety, health and security which are made known to such employees in advance in writing.
          Section 11.13 Survival. The parties agree that Articles I, IV, VIII, IX and XI and Section 2.4(c) will survive the termination of this Agreement and that any such termination shall not affect any obligation for the payment of Services rendered prior to termination.
          Section 11.14 English Language Governs. This Agreement is entered into in the English language. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to the Agreement as written in English, and not to any translation into any other language.
          Section 11.15 Effect if Separation does not Occur. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of or following the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by the parties and neither party shall have any liability or further obligation to the other party under this Agreement.
[Signature page follows.]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PRIDE INTERNATIONAL, INC.
By:
Name:
Title:

SEAHAWK DRILLING, INC.
By:
Name:
Title:

[Signature Page to Transition Services Agreement]